SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 29, 2017

WINTHROP REALTY LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249		34-6513657
(Commission File Number)		(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 29, 2017, Winthrop Realty Liquidating Trust (the “Trust”) sold its Orlando, Florida property. After satisfying the debt encumbering this property and all closing costs associated with the sale, the Trust received an aggregate of approximately $1.1 million from the sale. The amount received is consistent with the Trust’s estimated net assets in liquidation attributable to this asset at December 31, 2016.

Item 8.01.	Other Events

On June 30, 2017, the Trust issued a press release with respect to the transaction described in Item 2.01 as well as announcing that the Trust’s 550-650 Corporetum, Lisle Illinois property and its Summit Pointe apartments property located in Oklahoma City, Oklahoma are subject to binding sale contracts. A copy of the Press Release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated June 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of June, 2017.

WINTHROP REALTY LIQUIDATING TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
Trustee